Exhibit 99.1

DTS Reports First Quarter 2008 Financial Results

Completes Sale of Digital Cinema Business

Agoura Hills, Calif. — May 12, 2008 — DTS, Inc. (Nasdaq: DTSI) today announced financial results for the first quarter ended March 31, 2008. In addition, the Company announced that it has sold its Digital Cinema business to Beaufort California, Inc., a member of Beaufort International Group Plc. in England.

In the first quarter of 2008, DTS reported revenue from continuing operations of $15.2 million, an increase of 21% over the first quarter of 2007. Income from continuing operations net of tax was $3.3 million, or $0.18 per diluted share, compared to income from continuing operations net of tax of $2.0 million, or $0.11 per diluted share, reported in the first quarter of 2007. There were no royalty recovery payments in the first quarter of 2008, compared to approximately $0.9 million in the first quarter of 2007.

Stock-based compensation expense for the first quarter of 2008 was $1.1 million, or $0.04 per diluted share net of tax, compared to $0.7 million or $0.02 per diluted share net of tax, for the first quarter of 2007.

The sale of the Digital Cinema business closed on May 9 for approximately $3.3 million in cash and the assumption of certain liabilities. Under the terms of this transaction, in certain circumstances DTS could receive up to $11.7 million in additional consideration over the next few years. In addition, as previously reported, the Company sold its Digital Images business on April 4 for $7.5 million in cash.

“We have now completed the sale of both the Digital Images and Digital Cinema businesses which allows us to focus entirely on building a high growth and highly profitable consumer business. We truly appreciate the dedication of the management teams and employees who continued to build these businesses throughout the sales process,” commented Jon Kirchner, president and CEO of DTS, Inc.

 “We had a solid first quarter which slightly exceeded our expectations. The year-over-year increase in revenue was attributable to growth in the HD optical media markets, primarily related to game consoles and stand-alone players. Revenue related to high definition products accounted for approximately 21% in the first quarter of 2008, up from 5% in the same period last year.

 “In summary, with the sale of the businesses behind us, a solid first quarter and increasing momentum in Blu-ray Disc, we are pleased with our strong start in 2008. However, as we enter our seasonally soft second quarter we believe that it is prudent to remain cautious about our outlook in the near term, particularly in light of the weakness in the broader economy.

“We believe we are well on track to achieve our full year expectations of $55 to $59 million dollars in revenue and EPS from continuing operations of $0.52 to $0.58 per diluted share,” concluded Kirchner.

Conference Call Information

DTS will broadcast a conference call today, Monday, May 12, 2008, starting at 2:00 p.m. Pacific Time. To access the conference call, dial 800-257-7063 or 303-262-2125 (outside the U.S. and Canada). The live webcast of the call will be available from the Investor Relations section of the Company’s corporate website at www.dts.com. A replay of the webcast will begin two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 4:00 p.m. Pacific Time on May 12, 2008 through May 19, 2008, by dialing 800-405-2236 or 303-590-3000 (outside the U.S. and Canada) and entering the pass code 11113554.

About DTS
DTS, Inc. (NASDAQ: DTSI) is a digital technology company dedicated to delivering the ultimate entertainment experience. DTS decoders are in virtually every major brand of 5.1-channel surround processor, and there are hundreds of millions of DTS-licensed consumer electronics products available worldwide. A pioneer in multi-channel audio, DTS technology is in home theatre, car audio, PC and game console products, as well as DVD-Video, HD-DVD, Blu-ray Disc and Surround Music software. Founded in 1993, DTS is headquartered in Agoura Hills, California and has offices in the United Kingdom, Ireland, France, Italy, Canada, Hong Kong, Japan and China. For further information, please visit www.dts.com. DTS is a registered trademark of DTS, Inc.

Investor Contact:	Press Contact:
Gina DeBoutez	David Blasucci
The Blueshirt Group for DTS	Director of Public Relations
415-489-2184	DTS, Inc.
gina@blueshirtgroup.com	818-827-2279
david.blasucci@dts.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS’ results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the timing, costs and attention attendant to the divesture of the non-consumer business, the transition to the next generation optical drives and consumer adoption of such technology, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company’s inclusion in or exclusion from governmental and industry standards, customer acceptance of the Company’s technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, changes in domestic and international market and political conditions, risks related to integrating acquisitions and other risks and uncertainties more fully described in

DTS’ public filings with the Securities and Exchange Commission, available at www.sec.gov. DTS does not intend to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

###

TABLES TO FOLLOW

DTS, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)

	As of	As of
	December 31,	March 31,
	2007	2008

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$35,523	$44,924
Short-term investments	49,879	12,874
Accounts receivable, net of allowance for doubtful accounts of $81 and
$74 at December 31, 2007 and March 31, 2008, respectively	8,675	8,355
Deferred income taxes	8,776	6,368
Prepaid expenses and other current assets	1,342	1,253
Income taxes receivable, net	2,085	2,060
Assets of discontinued operations held for sale	8,629	9,088
Total current assets	114,909	84,922
Property and equipment, net	5,861	5,845
Intangible assets, net	2,387	2,372
Deferred income taxes	8,584	6,474
Long-term investments	-	28,286
Other assets	3,019	2,430
Assets of discontinued operations held for sale	3,457	8,624
Total assets	$138,217	$138,953

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,068	$919
Accrued expenses and other current liabilities	6,118	4,537
Liabilities of discontinued operations held for sale	7,503	6,888
Total current liabilities	14,689	12,344
Other long-term liabilities	2,242	2,453
Liabilities of discontinued operations held for sale	474	474

Stockholders' equity:
Preferred stock - $0.0001 par value, 5,000 shares authorized at
December 31, 2007 and March 31, 2008; no shares
issued and outstanding	-	-
Common stock - $0.0001 par value, 70,000 shares authorized at
December 31, 2007 and March 31, 2008; 18,669 and
18,811 shares issued at December 31, 2007 and March 31, 2008, respectively; 17,669 and 17,811 outstanding at December 31, 2007
and March 31, 2008, respectively	2	2
Additional paid-in capital	140,008	141,556
Treasury stock, at cost - 1,000 shares at December 31, 2007
and March 31, 2008	(22,670)	(22,670)
Accumulated other comprehensive income	193	198
Retained earnings	3,279	4,596
Total stockholders' equity	120,812	123,682

Total liabilities and stockholders' equity	$138,217	$138,953

DTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	For the Three Months Ended
	March 31,
	2007	2008
	(Unaudited)

Revenue	$12,608	$15,210
Cost of revenue	255	294
Gross profit	12,353	14,916
Operating expenses:
Selling, general and administrative	8,072	8,797
Research and development	1,604	1,763
Total operating expenses	9,676	10,560
Income from operations	2,677	4,356
Interest and other income, net	356	879
Income from continuing operations before income taxes	3,033	5,235
Provision for income taxes	1,050	1,984
Income from continuing operations	1,983	3,251
Loss from discontinued operations, net of tax	(2,748)	(1,934)
Net income (loss)	$(765)	$1,317

Earnings per share - basic:
Income from continuing operations	$0.11	$0.19
Discontinued operations, net of tax	(0.15)	(0.11)
Net income (loss)	$(0.04)	$0.08

Earnings per share - diluted:
Income from continuing operations	$0.11	$0.18
Discontinued operations, net of tax	(0.15)	(0.11)
Net income (loss)	$(0.04)	$0.07

Weighted average shares used to compute
net income (loss) per common share:
Basic	17,965	17,527
Diluted	18,673	18,059